Exhibit 99.1

Investor Relations:
Mitch Haws
(949) 231-3223

Skyworks Updates Q2 FY20 Outlook

Revised Outlook Reflects Expected Impact of COVID-19

IRVINE, Calif., March 4, 2020 – Skyworks Solutions, Inc. (Nasdaq: SWKS), an innovator of high-performance analog semiconductors connecting people, places and things, today announced that it is updating its outlook for the second fiscal quarter of 2020 ending March 27, 2020. This update reflects the unanticipated impact that the COVID-19 outbreak is having on the business environment. Based on a current assessment of business conditions, the company now expects for the second fiscal quarter of 2020:

•	Revenue between $760 million and $770 million, compared to the prior outlook of between $800 million and $820 million;

•	Non-GAAP diluted earnings per share of $1.34 at the midpoint of the updated revenue range, compared to the prior outlook of $1.46 at the midpoint of the prior revenue range.
“Although COVID-19 has caused no significant disruption within Skyworks’ manufacturing operations to date, the current demand environment for our products has been negatively impacted by interruptions in global supply chains,” said Liam K. Griffin, president and chief executive officer of Skyworks. “Despite this, we remain upbeat about our design win momentum and our ability to deliver strong profitability and cash flow. As we navigate these challenges, we continue to focus on the health and safety of all our employees, customers and partners worldwide.”
This update is based on information available to management as of the date of this release. Skyworks undertakes no obligation to update the information in this release in the event facts or circumstances change after the date of this release.

Discussion Regarding the Use of Non-GAAP Financial Measures
This press release contains a forward-looking estimate of non-GAAP diluted earnings per share for the second quarter of our 2020 fiscal year (“Q2 2020”). We are unable to provide a reconciliation of our forward-looking estimate to Q2 2020 GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q2 2020 (other than estimated share-based compensation expense of $0.15 to $0.20 per diluted share, estimated amortization of intangibles of $0.05 to $0.07 per diluted share and certain tax items of -$0.05 to $0.05 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include changes in the severity and scope of COVID-19, unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated non-recurring items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns, including as a result of widespread illness such as the current COVID-19 outbreak; our reliance on several key customers for a large percentage of our sales; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, fluctuations in foreign currency exchange rates, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; delays in the standardization or commercial deployment of 5G technologies; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only, and are the property of their respective owners.